UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2012

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On October 12, 2012, the District Court of Hennepin County, Minnesota (the "Court") vacated, in full, the $630.4 million final arbitration award previously issued against Western Digital Corporation (the "Company") in the arbitration between the Company and Seagate Technology, LLC ("Seagate") that concluded on January 23, 2012. In the arbitration, Seagate alleged, among other things, misappropriation of eight alleged trade secrets by the Company and a now former employee. The Court confirmed the arbitration award with respect to each of the five trade secret claims that Western Digital and the former employee had won at the arbitration, and vacated the arbitration award with respect to the three trade secret claims that Western Digital and the former employee had lost. The Court ordered that a rehearing be held concerning those three alleged trade secrets before a new arbitrator agreed upon by the parties and that if by November 2, 2012 the parties are unable to reach agreement, then the Court will appoint a new arbitrator.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

October 15, 2012	By:	/s/ Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary